UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2016 (June 17, 2016)

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas 75225
(Address of principal executive offices)
(Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On June 17, 2016, Tier Operating Partnership LP (“Tier OP”), the operating partnership of TIER REIT, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our” or “us”), completed the sale of FOUR40, a 39-story office building containing approximately 1.0 million square feet located in Chicago, Illinois (the “FOUR40 Property”) to 440 South LaSalle Street (Chicago) Owner, LLC, an unaffiliated buyer. The contract sales price for the FOUR40 Property was approximately $191.0 million in cash, excluding transaction costs, credits, prorations and adjustments. The Company is entitled to an additional payment of up to $12.5 million subject to future performance of the property. The net proceeds from the sale will be used to repay borrowings outstanding on the revolving portion of our credit facility and a near-term maturing property mortgage loan.

Item 9.01    Financial Statements and Exhibits.

(b)     Proforma financial information.

The following unaudited pro forma condensed consolidated balance sheet of the Company at March 31, 2016, illustrates the estimated effect of the transaction described in Item 2.01 above as if it had occurred on March 31, 2016. The following unaudited pro forma condensed consolidated statements of continuing operations for the three months ended March 31, 2016, and for the year ended December 31, 2015, illustrate the estimated effect of the transaction described in Item 2.01 above as if it had occurred on January 1, 2015, as well as the disposal of additional properties that have been sold since January 1, 2015.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of what the Company’s financial results would have been if the transactions reflected herein had occurred on the date set forth above or been in effect during the periods indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-Q for the three months ended March 31, 2016, and on Form 10-K for the year ended December 31, 2015, with the Securities and Exchange Commission.

In our opinion, all material adjustments necessary to reflect the effects of the above transactions have been made.

TIER RIET, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2016
(in thousands, except share and per share amounts)

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if we had completed the sale transaction on March 31, 2016, and should be read in conjunction with our Unaudited Pro Forma Condensed Consolidated Statements of Continuing Operations presented herein and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2016. This Unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been had we completed the sale transaction on March 31, 2016, nor does it purport to represent our future financial position.

	As Reported March 31, 2016 (a)	Pro Forma Adjustments (b)	Pro Forma March 31, 2016
Assets
Real estate
Land	$176,309	$(16,550)	$159,759
Land held for development	45,059	—	45,059
Buildings and improvements, net	1,276,519	(160,979)	1,115,540
Real estate under development	5,201	—	5,201
Total real estate	1,503,088	(177,529)	1,325,559

Cash and cash equivalents	5,532	187,506	193,038
Restricted cash	12,756	—	12,756
Accounts receivable, net	78,562	(9,325)	69,237
Prepaid expenses and other assets	6,025	—	6,025
Investments in unconsolidated entities	90,000	—	90,000
Deferred financing fees, net	3,310	—	3,310
Lease intangibles, net	78,045	(8,075)	69,970
Other intangible assets, net	9,986	—	9,986
Total assets	$1,787,304	$(7,423)	$1,779,881

Liabilities and equity
Liabilities
Notes payable, net	$1,032,973	$—	$1,032,973
Accounts payable	834	(20)	814
Payables to related parties	294	—	294
Accrued liabilities	55,847	(6,704)	49,143
Acquired below-market leases, net	10,456	(302)	10,154
Distributions payable	8,600	—	8,600
Other liabilities	33,944	(2,658)	31,286
Total liabilities	1,142,948	(9,684)	1,133,264
Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,404,980 shares issued and outstanding	5	—	5
Additional paid-in capital	2,603,564	—	2,603,564
Cumulative distributions and net loss attributable to common stockholders	(1,944,022)	2,261	(1,941,761)
Accumulated other comprehensive loss	(16,732)	—	(16,732)
Stockholders’ equity	642,815	2,261	645,076
Noncontrolling interests	1,541	—	1,541
Total equity	644,356	2,261	646,617
Total liabilities and equity	$1,787,304	$(7,423)	$1,779,881

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements.

TIER REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations
As of March 31, 2016
(in thousands, except share and per share amounts)

The following Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations is presented as if we had completed the sale transaction on January 1, 2015, and should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2016. This Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations is not necessarily indicative of what the actual financial position would have been had we completed the sale transaction on January 1, 2015, nor does it purport to represent our future financial position.

	As Reported Three Months Ended March 31, 2016 (a)	Prior Dispositions Pro Forma Adjustments (b)	Pro Forma Adjustments (c)	Pro Forma Three Months Ended March 31, 2016
Rental revenue	$68,478	$(1,767)	$(7,781)	$58,930
Expenses
Property operating expenses	20,485	(541)	(3,437)	16,507
Interest expense	12,240	—	(221)	12,019
Real estate taxes	11,064	(362)	(1,775)	8,927
Property management fees	284	(34)	(16)	234
Asset impairment losses	4,826	—	—	4,826
General and administrative	6,504	—	—	6,504
Depreciation and amortization	32,044	(698)	(3,360)	27,986
Total expenses	87,447	(1,635)	(8,809)	77,003
Interest and other income	274	—	—	274
Loss from continuing operations before income taxes, equity in operations of investments, and gain on sale of assets	(18,695)	(132)	1,028	(17,799)
Provision for income taxes	(182)	64	(109)	(227)
Equity in operations of investments	415	—	—	415
Loss from continuing operations before gain on sale of assets	(18,462)	(68)	919	(17,611)
Gain on sale of assets	5,739	(5,739)	—	—
Net loss from continuing operations	(12,723)	(5,807)	919	(17,611)
Noncontrolling interests in continuing operations	16	4	(1)	19
Net loss from continuing operations attributable to common stockholders	$(12,707)	$(5,803)	$918	$(17,592)
Basic and diluted weighted average common shares outstanding	47,389,591			47,389,591
Basic and diluted loss from continuing operations per common share	$(0.27)			$(0.37)

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements.

TIER REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations
For the Year Ended December 31, 2015
(in thousands, except share and per share amounts)

The following Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations is presented as if we had completed the sale transaction as well as the prior disposition of properties included in continuing operations, on January 1, 2015, and should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2015. This Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations is not necessarily indicative of what the actual results of continuing operations would have been had we completed the sale transactions on January 1, 2015, nor does it purport to represent our future operations.

	As Reported Year Ended December 31, 2015 (a)	Prior Disposition Pro Forma Adjustments (b)	Pro Forma Adjustments (c)	Pro Forma Year Ended December 31, 2015
Rental revenue	$282,365	$(28,622)	$(29,568)	$224,175
Expenses
Property operating expenses	89,158	(10,082)	(13,504)	65,572
Interest expense	57,454	(8,013)	(190)	49,251
Real estate taxes	40,134	(4,431)	(6,828)	28,875
Property management fees	5,028	(727)	(574)	3,727
Asset impairment losses	132	—	—	132
General and administrative	44,941	—	—	44,941
Depreciation and amortization	122,731	(11,792)	(12,631)	98,308
Total expenses	359,578	(35,045)	(33,727)	290,806
Interest and other income	810	(116)	—	694
Loss on early extinguishment of debt	(21,502)	—	—	(21,502)
Loss from continuing operations before income taxes, equity in operations of investments, and gain on sale of assets	(97,905)	6,307	4,159	(87,439)
Provision for income taxes	(1,507)	1,261	22	(224)
Equity in operations of investments	3,982	878	—	4,860
Loss from continuing operations before gain on sale of assets	(95,430)	8,446	4,181	(82,803)
Gain on sale of assets	44,477	5,739	5,421	55,637
Net loss from continuing operations	(50,953)	14,185	9,602	(27,166)
Noncontrolling interests in continuing operations	159	(24)	(17)	118
Dilution of Series A Convertible Preferred Stock	1,926	—	—	1,926
Net loss from continuing operations attributable to common stockholders	$(48,868)	$14,161	$9,585	$(25,122)
Basic and diluted weighted average common shares outstanding	48,960,393			48,960,393
Basic and diluted loss from continuing operations per common share	$(1.00)			$(0.51)

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements.

TIER REIT, Inc.
Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016.

a.	Reflects our historical condensed consolidated balance sheet as of March 31, 2016.

b.	Reflects the sale and the elimination of assets and liabilities of the FOUR40 Property, and includes the receipt of estimated net cash proceeds of $187.5 million.

Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations for the three months ended March 31, 2016

a.	Reflects our historical continuing operations for the three months ended March 31, 2016.

b.
Reflects the pro forma adjustment to eliminate the historical operating results for the sale of Lawson Commons which was sold on March 1, 2016 and is included in continuing operations assuming this sale had occurred on January 1, 2015.

c.
Reflects the pro forma adjustment to eliminate the historical operating results for the disposition of the FOUR40 Property, and the pro forma adjustment to eliminate historical interest expense assuming the borrowings under our credit facility were reduced based on removing properties sold from the related collateral pool.

Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations for the year ended December 31, 2015

a.	Reflects our historical continuing operations for the year ended December 31, 2015.

b.
Reflects the combined pro forma adjustments to eliminate the historical operating results for the following properties sold in 2015 and 2016 which are included in continuing operations assuming these disposals had occurred on January 1, 2015:

Property	Disposal Date
One and Two Chestnut Place	March 6, 2015
United Plaza	April 23, 2015
1650 Arch Street	April 23, 2015
1325 G Street	June 30, 2015
Colorado Building	June 30, 2015
Paces West (10% ownership)	November 30, 2015
Lawson Commons	March 1, 2016

c.
Reflects the pro forma adjustment to eliminate the historical operating results for the disposition of the FOUR40 Property, and the pro forma adjustment to eliminate historical interest expense and write-off certain deferred financing fees, assuming the borrowings under our credit facility were reduced based on removing properties sold from the related collateral pool.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.
Dated: June 20, 2016	By:	/s/ James E. Sharp
James E. Sharp
Chief Accounting Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press Release